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                                                                    EXHIBIT 23.1

[KPMG Logo]

          Chartered Accountants

          Ninety South Mall
          Cork
          Ireland

                       Report of independent accountants
                 To the board of directors of Ridgeview Limited

We have audited the financial statements of the Irish Branch of Ridgeview Limited ("the financial statements") for the two years ended 31 December 1997 which have been prepared by branch management in accordance with the basis of preparation set out below. These branch financial statements are not attached to this report.

Basis of preparation

The financial statements have been prepared solely for the purposes of incorporating the results of the Irish branch into the financial statements of Ridgeview Limited.

The financial statements, which are prepared in Irish punts, have been prepared under the historical cost convention and in accordance with generally accepted accounting principles in the Republic of Ireland.

Respective responsibilities of directors and auditors

The company's directors and branch management are responsible for the preparation of the financial statements. The directors are required to prepare the financial statements for each financial year which fairly present the state of affairs and of the profit and loss for that period. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audits in accordance with auditing standards issued by the Auditing Practices Board of the Republic of Ireland, which do not vary substantially from those of the United States. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by branch management in the preparation of the financial statements, and of whether the accounting policies are appropriate to the branch's circumstances, consistently applied and adequately disclosed.
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We planned and performed our audits so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of the information in the financial statements.

Opinion

In our opinion the financial statements which we audited, none of which are attached to this report, present fairly, in all material respects, the financial position of the branch at 31 December 1996 and 31 December 1997 and of the profit for the branch for the years ended 31 December 1996 and 31 December 1997 in conformity with accounting principles generally accepted in Ireland.



/s/ KPMG

Chartered Accountants
Registered Auditors                                          Date: 4 March 1998